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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated December 1, 2004, in Amendment No. 1 to the Registration Statement (Form S-4
No. 333-119902) and related Prospectus of Nortek, Inc. for the registration of $625,000,000 aggregate principal amount 8-1/2% Senior Subordinated
Notes due 2014.



                                                     /s/ Ernst & Young LLP



Boston, Massachusetts
December 15, 2004